Exhibit 10.10

DATED August 11, 2004

GREENLIGHT REINSURANCE, LTD.

- and -

HSBC FINANCIAL SERVICES (CAYMAN) LIMITED

ADMINISTRATION AGREEMENT

THIS AGREEMENT is made the 11th day of August, 2004

BETWEEN:

(1)

GREENLIGHT REINSURANCE, LTD., a company incorporated under the laws of the Cayman Islands whose registered office is at the offices of the Administrator specified immediately below (the “Company”); and

(2)

HSBC FINANCIAL SERVICES (CAYMAN) LIMITED, a company incorporated under the laws of the Cayman Islands whose registered office is at Strathvale House, 90 North Church Street, P.O. Box 1109GT, George Town, Grand Cayman, Cayman Islands, British West Indies (the “Administrator”).

WHEREAS:

(A)	The Company is duly licensed to carry on insurance business under the laws of the Cayman Islands.
(B)

The Company has requested the Administrator to provide in the Cayman Islands certain administrative, accounting and banking services which the Administrator has agreed to do subject to the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:

INTERPRETATION

1.	In this Agreement the following words shall have the following meanings, if not inconsistent with the subject or context:

Words	Meanings

“Articles”	the memorandum of association and articles of association of the Company for the time being in force;

“Directors”	the directors of the Company for the time being or as the case may be the directors assembled as a board;

“Law”	the Companies Law (2003 Revision) of the Cayman Islands;

“Register”	the register of members of the Company;

“Regulations”	the Money Laundering Regulations, 2000 of the Cayman Islands.

2.

The clause headings are included for convenience only and shall not affect the interpretation of this Agreement. References to any provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

APPOINTMENT AND CONTROL

3.	The Company hereby appoints the Administrator to be, and the Administrator hereby agrees to act as, administrator of the Company in accordance with the Articles and the terms of this Agreement.
4.	All activities engaged in under the provisions of this Agreement by the Administrator on behalf of the Company shall be subject to the overall policies, directions and control of the Directors.

ADMINISTRATION

5.

The Company hereby retains the Administrator and the Administrator agrees to provide such services as are, and subject to the terms and conditions, hereinafter set forth. The Company shall promptly supply to the Administrator, or shall arrange for the Administrator to be supplied with, all such information, documents and instructions as are required by the Administrator to fulfil its obligations hereunder.

6.	The Administrator hereby agrees:
(a)	to perform and provide the services necessary and appropriate to the business of the Company in and from within the Cayman Islands as follows:
(i)	to provide general banking services in such a manner as may be agreed upon in writing from time to time;
(ii)

subject to the Company complying with its obligations under clause 5 hereof, to maintain all reasonable and necessary records and accounts as may be required in the normal course of the Company’s business and in order to comply with any laws or regulations of the Cayman Islands in such manner as may be agreed upon from time to time and in particular without prejudice to generality of the foregoing to maintain the Register and other statutory registers of the Company as well as the Company’s minute book and other corporate records;

(iii)

subject to the Company complying with its obligations under clause 5 hereof, to prepare and submit regular reports not less frequently than monthly to the Company in respect of the Company’s business in such form as may be agreed upon from time to time;

(iv)	to deal with correspondence relating to the Company’s business;

(v)	to provide the services of secretary and/or assistant secretary to the Company and also to make available such members of its staff as may be necessary to carry out efficiently its duties hereunder;
(vi)

to maintain the registered office of the Company at its own offices as set out above and to make available within its premises such non-exclusive space as may be necessary to carry out efficiently its duties hereunder;

(b)

not on behalf of the Company to enter into any contracts of insurance or reinsurance or enter into any commitments, loans or obligations or any loss adjustment, agency or management agreement whatsoever or settle or agree to any claims, disputes, actions or proceedings or charge, mortgage, pledge, encumber or otherwise restrict or dispose of the Company’s property or assets or generally take any action regarding the business of the Company without the prior written approval of the Company and not to hold itself out as permitted to do any of the aforesaid;

(c)

to maintain adequate systems for the verification or identification of (i) all persons interested in the shares or other securities of the Company, whether beneficially or otherwise, and (ii) all original insureds under any of its insurance programmes (but only so long as any such insurance programme falls within the definition of “insurance business” for the purposes of the Regulations) and shall retain or procure the retention of such evidence for a period of not less than five years from the date on which any such person became so interested or insured (as the case may be);

(d)

to keep confidential all documents, materials and other information relating to the business of the Company and, except as required by law, not to disclose any of the aforesaid without the prior consent of the Company, unless it shall in good faith determine that such disclosure is necessary to protect the interests of the Administrator or if the Administrator is required to disclose information by any court or regulatory authority, whether or not in the Cayman Islands, having jurisdiction over the Administrator. In the event such disclosure is necessary, the Administrator, if legally permitted to do so, shall give the Company notice of the information to be disclosed as far in advance of its disclosure as practicable so that the Company may seek, at its sole expense, a protective order or other appropriate remedy, in its sole discretion. In the event that no such protective order or other remedy is obtained, the Administrator may make such disclosure without liability hereunder, provided that the Administrator will furnish only that portion of the confidential information which the Administrator is advised by counsel is legally required;

(e)

to use reasonable efforts to keep the Company informed of all matters necessary to maintain the Company in good standing under the Laws of the Cayman Islands and to keep the Company informed of developments in the Cayman Islands which may affect the business of the Company.

In the execution of its duties set forth above, the Administrator shall have no discretion as to the selection of the securities or any other assets of the Company which may form part of the Company’s investment portfolio from time to time. In addition the Administrator shall not be responsible for ensuring that the Company’s investment transactions comply with the Company’s investment guidelines as described in the Offering Memorandum or as may be amended or modified by the Directors from time to time.

AGENTS AND ADVICE

7.

The Administrator shall be at liberty in the performance of its duties and in the exercise of any of the powers and discretions vested in it hereunder to act by responsible officers or a responsible officer for the time being. Further, the Administrator may act or rely upon the opinion or advice of or any information obtained from any broker, lawyer, valuer or other expert whether reporting to the Company or to the Administrator or not and the Administrator shall not be responsible for any loss occasioned by its so acting.

8.

The Administrator may refer any legal question to the legal advisers of the Company for the time being (whose name shall from time to time be notified by the Company to the Administrator) and may authorise any such legal advisers to take the opinion of counsel on any matter or difficulty and may act on any opinion given by such legal advisers or counsel without being responsible for the correctness thereof or for any result which may follow from so doing.

DEALINGS WITH OTHER PERSONS

9.

Its duties hereunder shall not preclude the Administrator from providing services of a like nature to any other person, firm or corporation. In so acting, the Administrator shall not be deemed to be affected with notice of, or be under any duty to disclose to the Company, any fact or thing which may come to the knowledge of the Administrator or its servants or agents.

REMUNERATION OF ADMINISTRATOR

10.

In consideration of the provision of services hereunder, the Administrator shall be entitled to receive fees, calculated from the effective date hereof, at the rates specified in the Schedule hereto (or such rates as may from time to time be adjusted pursuant to the terms hereof) comprising:

(a)

a flat fee, payable on the effective date hereof and on the first day of each quarter thereafter (being 1st. January, 1st. April, 1st. July and 1st. October in each year) in respect of the quarter (or partial quarter) in which the same is payable, which fee shall accrue on a daily basis to the date of termination; and

(b)

fees for each manhour worked (calculated on a pro rata basis for any part hours worked) during the preceding quarter or partial quarter, payable on the last day of each quarter and on the date of termination.

Such fees will be automatically debited to the Company’s account with the Administrator on the days on which they are payable as aforesaid and statements in respect of the same will be forwarded to the Company within 28 days of the end of each quarter. The rates of such fees as specified in the Schedule to this Agreement may be amended at any time by the Administrator giving to the Company not less than 90 days notice in writing specifying the new rates which will apply at the expiry of such notice.

11.

In addition to the fees specified in the immediately preceding clause, the Administrator shall be entitled to be reimbursed for all government or similar fees, charges, taxes, duties and imposts whatsoever levied on or in respect of the Company or its business as may be properly incurred, as well as all reasonable out of pocket expenses (including but not limited to telex, telefax, telephone, postage and stationery) as the Administrator may incur in the execution of its duties hereunder. The Administrator may debit the same to the Company’s account with the Administrator at the time they are incurred PROVIDED ALWAYS that the Administrator shall not be obliged to incur any disbursement on the Company’s behalf unless in its sole determination there are sufficient funds standing to the credit of the Company’s account with the Administrator to cover the full amount of all outstanding and anticipated fees and disbursements for the Company.

12.	The Administrator shall be entitled to retain for its own benefit and without accounting therefor any profit arising out of its acting as banker of the Company.

DELEGATION

13.

The Administrator shall be entitled to delegate the whole or any part or parts of its functions, powers, discretions, duties and obligations hereunder or any of them to any person, firm or corporation approved by the Company in writing. In the absence of wilful default of the Administrator in the supervision of any delegate, the Administrator shall not be liable to the Company for the acts or omissions of such delegates and shall be indemnified by the Company in accordance with the terms of this Agreement.

TERMINATION

14.	The Administrator shall be entitled to resign its appointment hereunder:
(a)	by giving not less than ninety (90) days notice in writing to the Company;
(b)

forthwith upon giving notice in writing if the Company shall commit any breach of its obligations under this Agreement and shall fail within thirty (30) days of receipt of written notice served by the Administrator requiring it so to do, to make good such breach; or

(c)

forthwith upon giving notice in writing to the Company if the Company shall go into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Administrator) or if a receiver of any assets of the Company is appointed.

15.	The Company may terminate the appointment of the Administrator:

(a)	by giving not less than ninety (90) days notice in writing to the Administrator;
(b)

forthwith, upon giving notice in writing if the Administrator shall commit any breach of its obligations under this Agreement and shall fail within thirty (30) days of receipt of notice served by the Company requiring it so to do, to make good such breach; or

(c)

forthwith, upon giving notice in writing to the Administrator if the Administrator goes into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Company) or if a receiver is appointed of any of the assets of the Administrator.

16.

Termination of the appointment of the Administrator under the provisions of the preceding clauses shall be without prejudice to the provisions of clauses 22 and 23 or either party’s rights with respect to any antecedent breach hereof by the other. The Administrator shall be entitled to receive all fees and other monies accrued due up to the date of such termination but shall not be entitled to compensation in respect of such termination.

17.	The Administrator shall, on the termination of its appointment under the provisions of the preceding clauses:
(a)

deliver to such persons, as the Directors may direct, all books of account, registers, correspondence and records of all and every description relating to the affairs of the Company which are in its possession; and

(b)

have the right by written request to require the Company in all letterheads and any other material made available to investors to state in a prominent position and in prominent type (as may reasonably be approved by the Administrator) that the Administrator and its delegate(s) (if any) have ceased to provide any services to the Company.

PROVIDED THAT the Administrator shall have the right at any time within seven (7) years after the termination of its appointment as the Company’s administrator to inspect such books and records of the Company and to make copies thereof or extracts therefrom.

ASSIGNMENT

18.	Without prejudice to clause 13, neither the benefit nor the burden of this Agreement shall be assigned by either party save with the consent of the other party.

INSTRUCTIONS

19.

Until and unless otherwise amended by valid resolution of the Directors (a certified copy of which shall be delivered to the Administrator) the Administrator shall be entitled to assume that the approval and authorisation of the Company of any act, deed, document, matter or thing has been given if it shall have been notified whether in writing, by telephone, telecopier, e-mail, cable or other electronic method of communication by any one of the following (or any person whom the Administrator believes to be one of the following):

Alan Brooks

David Einhorn

Ian Isaacs

Frank Lackner

Joseph Platt

Daniel Roitman

and it shall not be obliged to make further enquiry thereafter of the Company and shall be under no liability or obligation whatsoever to the Company for so assuming and relying whether or not such approval or authorisation has been actually given; provided always that the Administrator shall not act upon any instructions to make payments on behalf of the Company which are notified by e-mail.

20.

The Administrator shall not be liable as a result of any failure on the Company’s part promptly to give proper authorisations, instructions, approvals, information and documents as may be necessary to enable the Administrator to carry out its obligations hereunder.

NOTICES

21.

Any notice given hereunder shall be in writing and shall be delivered by hand or mailed to the address of the relevant party set out herein or such other address as such party may from time to time notify in writing and where mailed shall be deemed to have been duly given on the fifth day after the date of mailing. In the case of notice to the Company, a copy shall also be delivered by hand or mailed to:

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Ann: Kerry E. Berchem, Esq.

LIABILITY OF ADMINISTRATOR AND INDEMNITY

22.

The Administrator shall not be liable for any damage, loss, costs or expenses whatsoever to or of the Company at any time from any cause whatsoever unless caused by the Administrator’s own negligence, dishonesty, fraud or wilful default.

23.

The Company agrees to indemnify and hold harmless the Administrator, its successors and assigns and their respective directors and officers and employees present and future (collectively, the “Indemnified Persons”) and each of them, as the case may be, against any liability, action, proceedings, claim, demand, costs, damages or expenses whatsoever (including legal costs and expenses arising therefrom or incidental thereto) which they or any of them may incur or be subject to in consequence of this Agreement or as a result of the performance of the functions and services provided for hereunder except as a result of negligence, dishonesty, fraud or wilful default of any of the Indemnified Persons and this indemnity shall expressly inure to the benefit of any such person existing or future.

24.	The Administrator shall not be required to take any legal action on behalf of the Company unless fully indemnified to its satisfaction.
24A.	If any third party makes a claim against, or notifies an intention to make a claim against the Company (a “relevant claim”), the Administrator shall:
(a)	as soon as reasonably practicable give written notice of that matter to the Company, specifying in reasonable detail the nature of the relevant claim;
(b)

not make any admission of liability, or come to any agreement or compromise in relation to the relevant claim, without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed);

(c)

give the Company and its professional advisers reasonable access to the premises and personnel of the Administrator and to any relevant assets, accounts, documents and records within the power or control of the Administrator so as to enable the Company and its professional advisers to examine such premises, assets, accounts, documents and records and to take copies at their own expense for the purpose of assessing the merits of the relevant claim; and

(d)

subject to the Company indemnifying the Administrator to the Administrator’s reasonable satisfaction against any liability, costs, damages or expenses which may be incurred, take such action as the Company may reasonably request to avoid, dispute, resist, compromise or defend the relevant claim.

RECORDS

25.

The Company specifically grants the Administrator the right to destroy all books of account, correspondence and other records of all and every description relating to the business of the Company which are in the Administrator’s possession on or after the seventh anniversary of the date of the final liquidation of the Company or its striking from the Register of Companies of the Cayman Islands or the lapsing or settlement of any cause of action whichever is the later.

DUTIES OF THE COMPANY

26.

The Company shall provide the Administrator with properly certified copies or authenticated copies of the Articles and all amendments thereto and of such resolutions, votes and other proceedings as may be necessary for the Administrator to carry out its functions hereunder.

27.

The parties hereto agree that they will both endeavour to ensure that no breach of any laws or regulations of the Cayman Islands occurs in connection with the operation of the Company’s business in and from within the Cayman Islands. The Company further agrees to ensure that its business is not carried on in breach of the laws of any other jurisdiction and to keep the Administrator informed on a timely basis of all material developments in its business and other activities. The Company acknowledges the obligation of the Administrator, under Section 9(6) of the Insurance Law (2003 Revision) of the Cayman Islands, to notify the Governor in Council of the Cayman Islands if the Administrator feels cause for concern regarding the probity or soundness of any insurer or reinsurer for whom or with whom the Administrator is carrying on business.

RIGHTS OF ADMINISTRATOR

28.

Notwithstanding any other provision of this Agreement, the Administrator reserves the right to request such information as is necessary (i) to verify the identity of any investor or prospective investor in the Company or of any insured or prospective insured under any insurance programme of the Company and/or (ii) to otherwise comply with the Proceeds of Criminal Conduct Law (2001 Revision) of the Cayman Islands and the Regulations or Guidance Notes issued pursuant thereto or any other law or regulation to which the Company or the Administrator may be subject. The Company shall indemnify and hold harmless the Administrator and each of its directors, officers and employees against any loss, claim, costs, damage or expenses whatsoever (including legal costs and expenses) arising, directly or indirectly, as a result of any delay or failure by any investor or insured, the Company or any other person to produce any such information required for verification purposes or which the Administrator or any of its directors, officers and employees may otherwise suffer as a result of any violations of law committed by an investor or other third party.

NO PARTNERSHIP

29.

Nothing herein contained shall constitute a partnership between the parties hereto nor shall the staff of the Administrator referred to in clause 6(a)(v) hereof be deemed to be employees of the Company or entitled to any remuneration or other benefits from the Company.

COUNTERPARTS

30.	This Agreement may be executed in separate counterparts, each of which, when executed and delivered,. shall be an original, and all counterparts together shall constitute one and the same instrument.

SEVERANCE

31.

If any provision herein shall be determined to be invalid or unenforceable in whole or in part for any reason whatsoever, such invalidity or unenforceability shall not affect the remaining provisions or any part thereof contained within this Agreement and such invalid or unenforceable provisions shall be deemed to be severable from any other provision or part thereof herein contained.

GOVERNING LAW AND JURISDICTION

32.

This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands. Each party irrevocably agrees to submit to the non-exclusive jurisdiction of the courts of the Cayman Islands over any claim or matter arising under or in connection with this Agreement.

EFFECTIVE DATE

33.	The effective date of this Agreement shall be July 13, 2004.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first hereinbefore written.

Signed for and on behalf of	)
GREENLIGHT REINSURANCE, LTD.	)
by Alan Brooks,	)	/s/ Alan Brooks
)
in the presence of:	)	/s/ David Einhorn

/s/	J. Paul Drake
Witness
Address:	PO Box 448 GT
Grand Cayman
and by David Einhorn

in the presence of:

/s/	Daniel Roitman
Witness
Address:	140 E. 45 St.
New York, NY 10017

Signed for and on behalf of	)
HSBC FINANCIAL SERVICES	)
(CAYMAN) LIMITED	)
by	)
and	)
in the presence of:	)

Witness

SCHEDULE 1

It is hereby understood and agreed that the following fees will be payable to the Administrator.

(a)	in respect of clause 10(a) the sum of US$3,740 per annum.
(b)	in respect of clause 10(b) the scale of fees per man hour are deemed to be as follows:

Director and Assistant Director	US$280.00

Manager and Assistant Manager	US$190.00

Account Manager	US$150.00

Assistant Account Manager	US$105.00